EXHIBIT 10.41

                                 EXHIBIT 2.1(C)

                                 PROMISSORY NOTE

$_______________                                           _______________, 1996


         For value received, MIDSTREAM COMBINATION CORP., a Delaware corporation ("Payor"), hereby promises to pay to the order of CHEVRON U.S.A. INC., a Pennsylvania corporation ("Payee"), on behalf of Payee, Chevron Chemical Company, a Delaware corporation, and Chevron Pipe Line Company, a Delaware corporation, the principal sum of _______________ Million Dollars ($_______________) which shall be due and payable in accordance with Section 2.2(h) of that certain Combination Agreement and Plan of Merger by and among NGC Corporation, a Delaware corporation, Chevron U.S.A. Inc., a Pennsylvania corporation and Midstream Combination Corp., a Delaware corporation, dated as of May ___, 1996.

         Payment of principal shall be made in lawful money of the United States of America and delivered to Payee by wire transfer to the bank account designated by Payee for this purpose.

         This Note shall be governed by the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

         IN WITNESS WHEREOF, Payor has caused this Note to be executed in its name by the signature of its duly authorized officer on and as of this ___ day of ___________, 1996.

                                                 MIDSTREAM COMBINATION CORP., a
                                                 Delaware corporation



                                                 By:____________________________

                                                 Its:___________________________